Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Randy Wambold	Timothy Dolan
CHEN PR, Inc	ICR
781-672-3119	617-956-6727
rwambold@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS SECOND QUARTER 2010 RESULTS

Waltham, Mass. — August 9, 2010 — Phase Forward Incorporated (NASDAQ: PFWD) today announced its financial results for the second quarter of 2010.

For the second quarter of 2010, GAAP revenues were $58.6 million, a 12% increase from $52.5 million in the second quarter of 2009.   GAAP income from operations was $2.8 million for the second quarter of 2010, compared to $3.1 million in the second quarter of 2009.  GAAP net income for the period was $1.6 million, or $0.04 per diluted share, compared to GAAP net income of $2.2 million, or $0.05 per diluted share, in the second quarter of 2009.

Non-GAAP revenues were $58.9 million for the second quarter of 2010, which excludes a $266,000 purchase accounting adjustment to record deferred revenues and backlog assumed in acquisitions at fair value.  Non-GAAP income from operations was $7.9 million, compared to $8.6 million in the prior year period and representing a non-GAAP operating margin of 13%.  Non-GAAP net income for the period was $4.8 million, or $0.11 per diluted share, compared to $5.6 million, or $0.13 per diluted share, in the second quarter of 2009.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income from operations and net income and net income per share applicable to common stockholders for the three and six months ended June 30, 2009 and 2010.  Non-GAAP results exclude the impact of stock-based compensation expense, amortization of intangible assets, the effects of purchase accounting adjustments to record deferred revenues and backlog assumed in acquisitions at fair value.

Total cash, cash equivalents and investments were $136.5 million at the end of the second quarter, an increase of $6.8 million from $129.7 million at the end of the prior quarter.  Total deferred revenues were $104.5 million at the end of the quarter, compared to $110.4 million at the end of the prior quarter and $91.1 million at the end of the second quarter of 2009.

Phase Forward will not be hosting a conference call in conjunction with these results.

About Phase Forward

Phase Forward is a provider of integrated data management solutions for clinical trials and drug safety. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, possible acquisitions, integration of acquired businesses, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain or increase profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010

Revenues:
License	$14,695	$15,382	$28,811	$30,523
Service	37,806	43,211	72,506	85,270
Total revenues	52,501	58,593	101,317	115,793
Costs of revenues:
License(2)	785	574	1,351	1,140
Service(1), (2)	21,245	25,283	41,144	50,999
Total cost of revenues	22,030	25,857	42,495	52,139
Gross margin:
License	13,910	14,808	27,460	29,383
Service	16,561	17,928	31,362	34,271
Total gross margin	30,471	32,736	58,822	63,654

Operating expenses:
Sales and marketing(1), (2)	8,216	9,154	15,422	18,140
Research and development(1)	9,425	10,031	17,605	19,729
General and administrative(1), (2)	9,715	10,774	17,519	19,958
Total operating expenses	27,356	29,959	50,546	57,827
Income from operations	3,115	2,777	8,276	5,827
Other income (expense):
Interest income	502	276	1,142	592
Other, net	56	(385)	465	(569)
Total other (expense)	558	(109)	1,607	23
Income before provision for income taxes	3,673	2,668	9,883	5,850
Provision for income taxes	1,446	1,046	3,578	2,295
Net income	$2,227	$1,622	$6,305	$3,555

Net income per share applicable to common stockholders:
Basic	$0.05	$0.04	$0.15	$0.09

Diluted	$0.05	$0.04	$0.14	$0.08
Weighted average number of common shares used in net income per share calculations:
Basic	42,623	42,505	42,527	40,826

Diluted	44,298	44,374	44,190	42,647

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$489	$584	$965	$1,220
Sales and marketing	462	387	877	855
Research and development	705	999	1,326	2,035
General and administrative	1,969	1,365	3,026	2,726
Total stock-based compensation expense	$3,625	$3,335	$6,194	$6,836

(2) Amounts include amortization of intangible assets, as follows:
Costs of license revenues	$194	$237	$349	$474
Costs of service revenues	260	448	521	895
Sales and marketing	354	739	674	1,479
Research and development	—	28	—	28
General and administrative	28	26	53	52
Total amortization of intangible assets	$836	$1,478	$1,597	$2,928

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
TOTAL REVENUES:
GAAP total revenues	$52,501	$58,593	$101,317	$115,793
Deferred revenues and backlog adjustments related to acquisitions (1)	968	266	1,596	562
Non-GAAP total revenues	$53,469	$58,859	$102,913	$116,355

INCOME FROM OPERATIONS:
GAAP income from operations	$3,115	$2,777	$8,276	$5,827
Stock-based compensation expense	3,625	3,335	6,194	6,836
Amortization of intangible assets	836	1,478	1,597	2,928
Deferred revenues and backlog adjustments related to acquisitions (1)	968	266	1,596	562
Restructuring	86	—	86	—
Non-GAAP income from operations	$8,630	$7,856	$17,749	$16,153

NET INCOME:
GAAP net income	$2,227	$1,622	$6,305	$3,555
Stock-based compensation expense, net of tax	2,199	2,062	3,952	4,286
Amortization of intangible assets, net of tax	507	914	1,019	1,839
Deferred revenues and backlog adjustments related acquisitions, net of tax (1)	587	164	1,018	348
Restructuring, net of tax	52	—	55	—
Non-GAAP net income	$5,572	$4,762	$12,349	$10,028

GAAP net income per share applicable to common stockholders:
Diluted	$0.05	$0.04	$0.14	$0.08

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.13	$0.11	$0.28	$0.24

(1)

Fair value adjustments to deferred revenues and backlog. Purchase accounting requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value as of the time of the acquisition. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	June 30,
	2009	2010

Assets
Current assets:
Cash and cash equivalents	$41,862	$58,704
Short-term investments	67,241	77,844
Securities settlement agreement	4,345	—
Accounts receivable, net of allowance of $781 and $755, respectively	56,034	43,450
Deferred income taxes	9,521	9,521
Other current assets	14,694	15,426
Total current assets	193,697	204,945

Property and equipment, net	52,840	50,325
Intangible assets, net of accumulated amortization of $7,332 and $10,259, respectively	41,661	38,734
Goodwill	59,027	59,027
Deferred income taxes	5,465	5,465
Restricted cash	962	982
Long-term investments	26,439	—
Other long-term assets	9,865	9,880
Total assets	$389,956	$369,358

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,909	$3,728
Accrued expenses and other current liabilities	28,006	21,664
Deferred revenues	85,896	91,203
Total current liabilities	119,811	116,595

Deferred rent, net of current portion	2,115	2,862
Deferred revenues, net of current portion	12,478	13,271
Other long-term liabilities	10,224	9,885
Total liabilities	144,628	142,613

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued—43,577 and 43,838 shares, respectively	436	439
Additional paid-in capital	296,572	301,673
Treasury stock, 980 and 2,915 shares at cost, respectively	(14,147)	(40,111)
Accumulated other comprehensive income (loss)	71	(1,207)
Accumulated deficit	(37,604)	(34,049)
Total stockholders’ equity	245,328	226,745

Total liabilities and stockholders’ equity	$389,956	$369,358

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2009	2010

Operating activities
Net income	$6,305	$3,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,699	11,701
Stock-based compensation expense	6,194	6,836
Amortization of leasehold incentive obligation	(396)	(483)
Provision for allowance for doubtful accounts	174	25
Deferred income taxes	2,240	—
Amortization of discounts or premiums on investments	100	(148)
Change in fair value of investments	(464)	(4,430)
Change in fair value of securities settlement agreement	(14)	4,345
Changes in assets and liabilities:
Accounts receivable	518	12,771
Other assets	(1,725)	(1,397)
Accounts payable	(2,923)	(2,150)
Accrued expenses	(5,325)	(6,095)
Deferred revenue	1,642	5,933
Deferred rent	1,175	747
Net cash provided by operating activities	15,200	31,210

Investing activities
Decrease (increase) in restricted cash	500	(20)
Proceeds from maturities of short-term and long-term investments	19,389	60,365
Purchase of short-term and long-term investments	(47,069)	(39,846)
Purchase of property and equipment	(11,467)	(5,834)
Cash paid for acquisitions, net of cash	(13,629)	—
Net cash (used in) provided by investing activities	(52,276)	14,665

Financing activities
Proceeds from issuance of common stock	1,482	606
Withholding taxes in connection with vesting of restricted stock awards	(1,718)	(2,337)
Purchase of treasury stock	—	(25,964)
Net cash used in financing activities	(236)	(27,695)

Effect of exchange rate changes on cash and cash equivalents	483	(1,338)

Net increase in cash and cash equivalents	(36,829)	16,842
Cash and cash equivalents at beginning of period	131,550	41,862
Cash and cash equivalents at end of period	94,721	58,704
Short-term and long-term investments at end of period	73,959	77,844
Total cash, cash equivalents and short-term and long-term investments at end of period	$168,680	$136,548